LICENSE AGREEMENT

BETWEEN

MEDISAFE 1 TECHNOLOGIES CORP., AS LICENSOR

AND

SAFECODE DRUG TECHNOLOGIES CORP., AS Licensee

Dated: November 15, 2012

LICENSE AGREEMENT

This License Agreement, dated this 15 day of November, 2012 (the "License Agreement"), is by and between Medisafe 1 Technologies Corp., a Delaware corporation having its principal office at 5a Hataltan Street, Jerusalem 96926, Israel (hereinafter, the "Licensor”) and Safecode Drug Technologies Corp., a Delaware corporation having its principal office at 6 Meever HaMiltah Street, Jerusalem 97761, Israel (hereinafter, the "Licensee”). The Licensor and Licensee are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

RECITALS

WHEREAS , Licensor is engaged in the development of a patented medical device for the safe administration of medicine (the "Protector"); and

WHEREAS , Licensor desires to enter into this License Agreement with Licensee pursuant to which Licensee will be granted a perpetual license to commercially exploit the Protector world-wide as provided hereinbelow (the "License"); and

WHEREAS , the Parties agree that the License be granted under the disclosures, patent applications and/or patents referenced herein, and any foreign counterparts, based upon the terms and conditions hereinafter set forth;

NOW, THEREFORE , in consideration of the premises and the mutual promises and covenants contained herein, the Parties hereby agree as follows:

ARTICLE 1: LICENSE GRANT

Section 1.1 Subject to the terms and conditions set forth herein, the Licensor hereby grants to Licensee the exclusive right and License to manufacture, market and otherwise commercially exploit the Protector and, to the extent not prohibited by other patents, to make, have made, use, lease, sell, and import the Protector pursuant to the terms of this License Agreement.

Section 1.2 Licensee shall have the right to enter into sublicensing agreements ("Sublicense") for the rights, privileges and licenses granted hereunder provided that Licensee shall give the Licensor thirty (30) days prior written notice thereof before any such Sublicense shall become effective. No such Sublicense shall relieve Licensee of its obligations hereunder and Licensee and each such sublicensee shall execute documents to the foregoing effect, a copy of which and any amendments thereto will be furnished to the Licensor promptly upon execution and delivery.

Section 1.3 Licensee agrees that any Sublicenses granted by it shall be subject in all respects to restrictions, provisions and obligations in this License Agreement and shall be binding upon the sublicensee as if it were a party to this License Agreement.

ARTICLE 2: LICENSE CONSIDERATION

Section 2.1 In consideration for the grant of the License by the Licensor, Licensee shall issue Licensor an aggregate of 10,000,000 restricted shares of Licensee's common stock, par value $0.0001 per share ("Shares"), valued for the purposes of this License Agreement at a price of $0.70 per Share ("Valuation Price").

Section 2.2 The Parties acknowledge and agree that the aggregate consideration payable for the License is US$7,000,000 (the "License Consideration"). In the event that the value of the Shares, based upon the average of the closing bid and ask price of the Shares on the OTCQB during the thirty (30) trading days prior to the 1st anniversary of this License Agreement, shall be less than the Valuation Price, and shall remain below the Valuation Price for ten (10) additional trading days, the Parties agree: (i) to renegotiate the terms of this License Agreement and the grant of License hereunder; and/or (ii) Licensee shall issue additional restricted Shares so that the Shares initially issued pursuant to this License Agreement, together with the additional Shares issued following the 1st anniversary of this License Agreement, shall equal the License Consideration.

ARTICLE 3: REPORTS AND RECORDS

Section 3.1 Licensee shall keep full, true and accurate books of account regarding sales and purchase orders of the Protector, which may be reviewed by the Licensor at the offices of the Licensee during regular business hours, upon reasonable request. Said books of account shall be kept at Licensee's principal place of business or the principal place of business and shall be open at reasonable times during the period that this License Agreement shall be in full force and effect.

Section 3.2 After the first commercial sale of the Protector and within forty five (45) days after March 31, June 30, September 30 and December 31, of each year, Licensee shall deliver to the Licensor true and accurate reports, of the business conducted by Licensee and any Sublicensee during the preceding three (3) month period under this License Agreement.

ARTICLE 4: PATENT PROSECUTION

Section 4.1 The Parties acknowledge and agree that the Licensor shall have full and complete ownership and control over the filing and prosecution of the patent applications, any reissue of a licensed patent, and all foreign patent applications and patents that are germane to the patent rights to the Protector. Notwithstanding the foregoing, the Licensee shall have reasonable opportunities to advise the Licensor, and shall cooperate with the Licensor in such prosecution, filing and maintenance of the Patent applicable to the Protector.

Section 4.2 The Licensor, either directly or through its attorneys, shall keep Licensee or its designated attorneys adequately informed with respect to the filing, prosecution, and maintenance of all patent applications and patents licensed under this License Agreement. Licensee shall have the right to request and receive additional information, as Licensee or its attorneys may require, including copies of patent applications, patents, Patent Office actions, and replies thereto.

ARTICLE 5: INFRINGEMENT

Section 5.1 Either Party shall promptly inform the other Party in writing of any alleged infringement of the any patent applicable to the Protector by a third party and shall provide the other Party with any available evidence thereof. Neither Party shall notify a third party of the infringement or alleged infringement of any patent applicable to the Protector without first consulting with the other Party. Both Parties shall use reasonable efforts and cooperation to terminate infringement without litigation, but, notwithstanding the foregoing, in the event that either Party shall determine that it is in its best business interest to commence or threaten to commence litigation against an infringing third-party, then the other Party shall cooperate fully in assisting in such litigation proceeding.

Section 5.2 During the term of this License Agreement, Licensee shall have the first right, but not the obligation, to prosecute at its own expense all infringements of any patent applicable to the Protector and, in furtherance of such right, the Licensor hereby agrees that Licensee may include the Licensor as a party plaintiff in any such suit, without expense to the Licensor provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the License granted herein remains exclusive. The total cost of any such infringement action commenced or defended solely by Licensee shall be borne by Licensee. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of the Licensor, which consent shall not unreasonably be withheld. Licensee shall indemnify the Licensor against any order for costs that may be made against the Licensor in such proceedings.

Section 5.3 If, within six (6) months after having been notified of any alleged infringement, Licensee shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify the Licensor at any time prior thereto of its intention not to bring suit against any alleged infringer then, and in those events only, the Licensor shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of any patent applicable to the Protector, and the Licensor may, for such purposes, use the name of Licensee as party plaintiff.

Section 5.4 In any infringement suit as either Party may institute to enforce any patent rights applicable to the Protector pursuant to this License Agreement, the other Party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE 6: CROSS-INDEMNIFICATION

Section 6.1 Licensee shall at all times during the term of this License Agreement and thereafter, indemnify, defend and hold the Licensor, its directors, officers, employees, agents, representatives and inventors harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of any loss or damage resulting from the Protector or arising from any obligation of Licensee hereunder, which loss or damage is the result of the action or omission on the part of Licensee, its directors, officers, employees, agents and representatives. The rights and obligations of this section shall survive termination or expiration of the License Agreement. Notwithstanding the foregoing, each of the Licensor, its directors, officers, employees, agents, representatives and inventors shall not be entitled to indemnification for any claim, liability, loss, cost, damage, or expenses to the extent caused by its or their own fraud or willful misconduct.

Section 6.2 Licensor shall at all times during the term of this License Agreement and thereafter, indemnify, defend and hold the Licensee, its directors, officers, employees, agents and representatives harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of any loss or damage resulting from the Protector or arising from any obligation of Licensor hereunder, which loss or damage is the result of the action or omission on the part of Licensor, its directors, officers, employees, agents, representatives or investors. The rights and obligations of this section shall survive termination or expiration of the License Agreement. Notwithstanding the foregoing, each of the Licensee, its directors, officers, employees, agents and representatives shall not be entitled to indemnification for any claim, liability, loss, cost, damage, or expenses to the extent caused by its or their own fraud or willful misconduct.

ARTICLE 7: MISCELLANEOUS

Section 7.1 Applicable Law : This License Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

Section 7.2 Entire Agreement : The Parties hereto acknowledge that this License Agreement sets forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties hereto.

Section 7.3 Assignability : This License Agreement is not assignable by either Party without the prior written consent of the other Party.

Section 7.4 Severability : The provisions of this License Agreement are severable, and in the event that any provisions of this License Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

Section 7.5 Notices : All notices, requests, demands and other communications required or permitted pursuant to this License Agreement will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Parties hereto in writing shall deliver to each other in accordance with this subsection.

If to Licensor, then to : Medisafe 1 Technologies Corp. 5a Hataltan Street, Jerusalem 96926, Israel Telephone: _______________ Fax: _______________ E-Mail: _______________

If to Licensee, then to :

Safecode Drug Technologies Corp.

6 Meever HaMiltah Street,

Jerusalem 97761,

Telephone: _______________

Fax: _______________

E-Mail: _______________

or to such other person or address as the Parties shall furnish to each other in writing in accordance with this subsection.

Section 7.6 Counterparts : This License Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 7.7 Facsimile and Scanned Execution : Receipt by either Party of a counterpart of this License Agreement manually signed and then scanned electronically and E-mailed to the other Party or manually signed and then sent by facsimile transmission to the other Party shall, for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

Section 7.8 Headings : The headings of the sections and subsections of this License Agreement are inserted for convenience only and will not constitute a part here of.

MEDISAFE 1 TECHNOLOGIES CORP.	SAFECODE DRUG TECHNOLOGIES CORP.
(Licensor)	(Licensee)

By:Jacob Elhadad	By:Joel Klopfer
Name /s/ Jacob Elhadad	Name /s/ Joel Klopfer
(Title) CEO	( Title) CEO